The following exhibit constitutes a fair and accurate English translation of the original copy of this document.

                                         /s/ Erez Shachar
                                         --------------------------
                                         Erez Shacher
                                         President and Chief Executive Officer

                                    AGREEMENT
                        Drawn up and signed in Tel-Aviv,
                                On July 11, 1998

                                     BETWEEN

                            Moshe Nuri
                            I.D. No. 0464755775
                            (hereinafter: "the Debtor")
                            through the Special Administrator
                            Advocate Ishay Bet-On
                            (hereinafter: "the Special Administrator")
                                                                 of the one part

                                  AND BETWEEN:

                            Henia Nuri
                            I.D. No. 54074794
                            (hereinafter: "Henia")
                                                              of the second part

                                  AND BETWEEN:

                            Yoel Zvi Kraus
                            I.D. No. 03093419-4
                            and Rachel Kraus
                            I.D. No. 04144853-1
                            (hereinafter: "Kraus")
                                                               of the third part

                                  AND BETWEEN:

                            Nur Macroprinters Ltd.
                            Public Company No. 52-003986-8
                            by attorney - Adv. Amir Ivtzan
                            (hereinafter: "Macroprinters")
                                                              of the fourth part

WHEREAS: On April 14, 1997, Advocate Ishay Bet On was appointed by the District Court in Tel-Aviv as Temporary Receiver of the Debtor in the framework of bankruptcy file 217/97, (hereinafter: "The Bankruptcy File");

AND WHEREAS              On November 9, 1997, in the framework of the bankruptcy
                         file the Debtor was given a permanent receiving order in the framework of which Advocate Ishay Bet-On was appointed by the District Court in Tel-Aviv as the Special Administrator to the Debtor on behalf of the Official Receiver;

AND WHEREAS              In the context of the bankruptcy file, the Special
                         Administrator is making every effort to achieve a total arrangement of creditors of the Debtor and a discharge of the Debtor prior to the Debtor being declared bankrupt, which includes giving a discharge to Macroprinters of the claims connected with the Debtor and Henia by them and/or on their behalf and by third parties;

AND WHEREAS              Macroprinters has an alleged claim against the
                         Debtor, for the tremendous amount of about NIS
                         26,039,372.00 (twenty six million, thirty nine thousand, three hundred and seventy two shekels);

AND WHEREAS              Macroprinters supports all the actions of the
                         Special Administrator and all the procedures which the Special Administrator takes in the context of the bankruptcy file and supports the continued functioning and activities of Advocate Ishay Bet-On in his functions in connection with the Debtor and with the matters in the companies connected with the Debtor;

AND WHEREAS              The Special Administrator has claims against
                         Macroprinters with regard to rent debts of the estate of the Debtor and his wife (hereinafter: "the Rent"), and with regard to the shares which the Debtor had owned;

AND WHEREAS              Macroprinters has various claims regarding the
                         bankruptcy file and against the Debtor and against his wife and against various companies in which the Debtor and his wife are and/or were shareholders in them;

AND WHEREAS              In the context of Macroprinters' waiving receipt of
                         cash and/or other rights from the receivership fund of the Debtor, from the Debtor and from anyone on his behalf, it is possible to discharge all the total various requests submitted by Macroprinters and the Special Administrator in the context of the bankruptcy file;

AND WHEREAS              The Parties are interest to arrange a comprise
                         between them in the framework of this Agreement and subject to the approval by the Bankruptcy Court in the bankruptcy file;

                IT IS THEREFORE DECLARED, AGREED AND CONDITIONED
                         BETWEEN THE PARTIES AS FOLLOWS:

1.      The preamble to this Agreement is an integral part thereof.

2. Macroprinters waives its right to receive a dividend and/or any funds and/or other rights, whether in the present or in the future, from the receivership fund of the Debtor, from the Debtor, or from Henia Nuri.

3. Macroprinters hereby waives its right according to its alleged proof of debt, in a total amount of about NIS 26,039,372.00 (twenty six million, thirty nine thousand, three hundred and seventy two shekels).

4.      a. Macroprinters supports all the actions of the Special
           Administrator and all the procedures which the Special
           Administrator takes in favor of the creditors and for the benefit of the receivership in the context of the bankruptcy file against any factor whatsoever, regarding the existence of this Agreement.

        b. Macroprinters also undertakes to support the continued appointment of Advocate Bet-On whether as a Special Administrator for the Debtor or whether as a Trustee for the Debtor, should it be necessary.

5.      a. The Special Administrator confirms, that against the waiver of the alleged claim of Macroprinters, the Special Administrator waives his claims in Applications No. 573/98, No. 823/95 and No. 1630/98 and that he has no claim and/or suit and/or demand whatsoever from Macroprinters and/or anyone on its behalf including regarding the rent fees from Macroprinters for the rental of the buildings in the estate of the Debtor and for the assignment of the rights by way of pledge by Otsar Ha'Chayal Ltd. and the shares.

        b. Nur Macroprinters waives any claim and/or suit of any type whatsoever against the Debtor and/or the Special Administrator. Among other things, for the buildings which Macroprinters rents in the Debtor's estate.

        c. The Debtor, Henia and Kraus hereby certify that Macroprinters paid the rent up to July 1, 2000 and therefore it is the tenant up to that date, in accordance with the rental agreement of July, 4, 1993 and May 29, 1995.

        d. The Special Administrator agrees that Macroprinters is entitled to continue renting the buildings in the Debtor's estate up to July 1, 200 without any additional payment.

        e. Macroprinters hereby agrees to a give discharge to the Debtor provided that this discharge will also include the discharge to the third parties subject of the discharge.

6. On the approval of this comprise Agreement, the claims and/or applications of the Special Administrator and/or of Macroprinters which were submitted in the context of the bankruptcy file numbers 1630/93 and 1547/95 and 579/98 and 1801/98, 523/98, 1684/98 are hereby rejected, unless the Court will not approve this Agreement and/or the accompanying compromise agreements.

7. The Debtor himself and through his Special Administrator on behalf of the Official Receiver - Advocate Ishay Ben-On, Henia Nuri, Yoel Tzvi Kraus and Rachel Kraus certify that they have no and will not have any claim and/or demand and/or suit, both in the present and in the future against Macroprinters and/or anyone on its behalf, apart from the implementation of this Agreement.

8. To avoid doubt, the Parties to this Agreement hereby declare that with approval of this Agreement they hereby waive any claim and/or demand and/or suit and/or request, whether directly or indirectly, whether if in the past they have received any expression in the framework of an existing request and/or agreement or not.

9. This Agreement is subject to the approval of the Bankruptcy Court in bankruptcy file 217/97

                   IN WITNESS THEREOF THE PARTIES HEREBY SIGN


         ( - )                                                ( - )
--------------------------                           ----------------------
Amir Ivtzan, Advocate                                Ishay Bet-On, Advocate
Attorney for Macroprinters                           I. Bet-On
                                                     Special
                                                     Administrator on
                                                     the assets of
                                                     Moshe Nuri on
                                                     behalf of the
                                                     Official Receiver
                                                     and according to
                                                     the decision of
                                                     the District
                                                     Court in Tel-Aviv

                        ( - )                              ( - )
               ------------------------            ----------------------
                     Moshe Nuri                         Henia Nuri


                        ( - )                              ( - )
               ------------------------            ----------------------
                  Kraus Yoel Tzvi                       Kraus Rachel

Advocate Yishai Bet-On                                          13 June, 1998
Bet Agish Revid
13 Noah Mozes Street
Tel Aviv, 67442

Dear Sir:
                Re: T.P. 231/97 - HM 3129/97 - Credit Arrangement
           Nur Outdoor Advertising (Manufacturing and Production) Ltd.
                      Under Temporary Operating Liquidation
                  (hereinafter: "the Company under Liquidation"

In the name of my client, Nur Macroprinters; Ltd, and in the name of the Company in Liquidation I would like to put in writing the following agreement made:

1. The Company in Liquidation has a debt to my client totaling at least NIS 3,000,000 (three million new shekels).

2. My client hereby gives notice that it supports the creditors settlement offered by you relating to this matter, whether in this context or in an amended context.

3. My client hereby also gives notice of its agreement to set its share in the debt at a total amount of 0 (zero).

4. My client support of the settlement and setting its share of the debt as mentioned above in clauses 2 and 3 at zero, is subject that the discharge to the Company in Liquidation will also include a general and irrevocable waiver of the Company in Liquidation on any claims and/or demands and/or suits to third parties including a waiver of any claims and/or demands against Macroprinters and/or anyone on its behalf relating to the distribution agreement dated 12.5.94, a copy of which is attached hereto as Appendix A, and parties to this document hereby declare that they waive any claim or application and/or demand one against the other, whether directly or indirectly, whether expressed in the context of an existing application and/or agreement or not.

5. I request that in the context of the creditors arrangement to give expression to the contents of this letter.

6. Should the creditors arrangement in which these principles appear not be approved, we will re-discuss the matter and these agreements will no longer be valid.

                                                      Your sincerely,
                                                           ( _ )
                                                      Adv. Amir Ivtzen
                                                  on behalf of Macroprinters


                        ( - )
            ----------------------------
            Liquidater and Administrator
                 Adv. Yishai Bet-On
                      I Agree

Moshe & Henia Nuri
                                                                        13.7.98

Dear sir/madam,

                                            Re: General and Irrevocable Waiver

We hereby confirm to you that in addition to the compromise agreements and the performance of your obligations to us we hereby waive under a general and irrevocable waiver, any debt you owe us, and we do not and will not have any claim and/or demand and/or reason for one against you.

As long as you are guarantors for us, we will see to releasing you immediately after receipt of your written demand.

Should you prepare a creditors arrangement, we will support it and agree not to receive any payment in the context of our agreement to the creditors arrangement.

Moreover we will support the appointment of Adv. Ishai Beit-On as Trustee and/or your Special Administrator.

Nur Macroprinters will occupy the premises rented by it, on the estate on Moshav Magshimim, until 1.7.2000 and will pay all current payments applying to it pursuant to the rental agreement, apart from the rent which has been fully paid up to 1.7.2000. At the time of vacating the premises in due time, as mentioned above, or at any other postponed time mutually agreed between the parties, against continued payment of rent, Nur Macroprinters will leave all the permanent attachments, including:

a. Electric system (wires, plugs, electric boards etc.).

b. Plumbing systems (pipes, taps, waters meters etc.).

c. Air conditioning system.

                                    Yours sincerely,
                                           ( - )
                                    ---------------------
                                    Nur Macroprinters Ltd.
                                 by attorney Adv. Amir Ivtzen

                                                                        13.7.98

Mr. Moshe Nuri

Dear Sir:

                      Re: Private Company Controlled by You

We hereby confirm to you that, as long as no claims and/or demands and/or suits have been submitted, directly and/or indirectly, against Nur Macroprinters Ltd. by one of the private companies owned by you, and/or which were owned by you, including by officers who are appointed and/or will be appointed by the Court, Nur Macroprinters will not submit any claims and/or demands and/or suits against any of the above-mentioned companies.

Notwithstanding the aforesaid, as long as this relates to companies which are in the process of a procedure which require submission of proof of a debt at certain times, Macroprinters will submit such proof of a debt as mentioned as far as exists, but as long as the terms mentioned in the previous paragraph shall exist, Macroprinters will not demand its implementation.

In addition, Macroprinters will act in order to release the above companies from guarantees they gave in favor of Macroprinters' accounts with the banks, according to a list which will be submitted to us.

If by 31.12.99 a creditors arrangement will be prepared with one of the above-mentioned companies, we will support it as long as it does not harm Macroprinters or any of its shareholders and will agree not to receive any payment in the context of our support in the arrangement. We will also support the appointment of Adv. Yishai Bet-On as the trustee and/or as special administrator and/or temporary or permanent liquidator of the above-mentioned companies.

The aforementioned is in addition to the approval of the compromise agreements between us, and the performance of all your undertakings to us

                                              Yours sincerely,
                                                   ( - )
                                         ---------------------
                                          Nur Macroprinters, Ltd.
                                       by attorney Adv. Amir Ivtzen

Messers:                                                                13.7.98
Nur Macroprinters Ltd.

                       Re: General and Irrevocable Waiver

We hereby certify to you that subject to the approval of the compromise agreements and the performance of your obligations to us we have no claims and/or demands and/or suits against you of any type whatsoever, including but without any exceptions regarding the following matters (respectively):

 1. We hereby certify that during 1996 we received all the rent in advance with regard to the period ending 1.7.2000. Therefore we do not and will not have any claims regarding your occupation of the buildings up to the said date.

 2. Up to the 1.7.2000 the rental agreements signed between us, with the necessary changes, will continue to apply. In the event that the rights in the estate will be transferred from us, we undertake that the new owners of the rights will be a party to the above-mentioned rental agreements, and the transfer of the rights will not harm any of your rights.

 3. We hereby certify that we do not and will not have any claims regarding the use of the rented property, and that your use of the rented property does not cause any disturbance.

4. We hereby undertake to take any action required with any Authority in order to ensure that there will not be any impediment in continuing to occupy the buildings up to 1.7.2000

 5. We certify that no funds are due to us from you with regard to anything whatsoever, and apart from the rental agreements none of us have any contractual engagements, whether in writing or verbal, and should there be any such engagement as mentioned, it will be null and void for all intents and purposes.

Yours sincerely,
     ( - )              ( - )                 ( - )                 ( - )
-------------        ------------         ---------------       -------------
Henia Nuri           Moshe Nuri           Yoel Zvi Kraus        Rachel Kraus

                        ( - )
-------------------------------------------------------
In their name and the name of any Company owned by them
       Nur Focus Properties and Investments Ltd.

                                   CERTIFICATE

I hereby certify that this letter was signed before me by Henia Nuri, Moshe Nuri, Yael Zvi Kraus and Moshe Nuri in the name of Nur Focus Properties and Investments Ltd., on their own free will without any undue force or pressure and after I have explained to them the legal consequences of an irrevocable general waiver.

_________________________________
          Signed

                                                                        13.7.98

Messers:
Nur Macroprinters Ltd.

Dear Sirs:

                               Re: The Nuri Family

In the name of my client Bank Otzar Hachayal Ltd. and in my capacity as the Receiver of the estate on Magshamim block 6290, part of parcels 30, 33 (hereinafter: "the Receivership") I hereby certify to you as follows:

 1. Disputes were in existence between the various parties connected with the "Moshe Nuri" affair.

 2. The Bank and the Receiver had various claims against Macroprinters including the matter of assignment of rights by way of a pledge given by Nur Focus Properties and Investments Ltd. to the Bank, and the right to receive rent from Macroprinters with regard to the buildings in the estate of Moshe Nuri (hereinafter: "the buildings") on the basis of a first deed of mortgage on the estate of Moshe Nuri.

 3. The Bank and the Receiver certify that they have no claim and/or demands and/or suits against Macroprinters relating to the Nuri Affair, including the occupation of the buildings by Macroprinters and regarding the rent, both regarding the past and regarding the future up to 1.7.2000.

 4. In the footnote to the letter you are requested to approve that Macroprinters have been informed by Moshe Nur, the Special Administrator, the Bank and Receiver, that all the rent for the buildings regarding the period starting 1.7.2000 are pledged to the Bank and should be transferred directly to the Bank. Therefore, should Macroprinters be interested in engaging in a rental agreement with regard to the buildings with the owners of the buildings, for the period as of 1.7.2000, there will be a need to receive the approval of the Bank to the terms of the rental agreement.

      Moreover, please certify in the footnote to our letter that Macroprinters has not or will not have any demands against the Receiver and/or the Bank regarding the occupation of the buildings.

 5. The Bank and the Receiver certify that they do not transfer and not convert and not grant in any other way any right of the rights against Macroprinters with regard to any matter whatsoever connected with Moshe Nuri, including the matter of the Deed of Assignment, the buildings and the rental to any third party.

6. The Receiver will inform the Execution Office regarding file 01-31326-97 that it no longer demands the Evacuation Order against Macroprinters and/or does not demand any rent for the buildings.

 7. Should the Bank and/or the Receiver continue in realizing the estate, the estate will be realized in a way that will not harm the rights of Macroprinters to occupy the building without payment of additional rent up to 1.7.2000 in accordance with the terms of the rental agreement.

Yours sincerely,

       ( - )                                                    ( - )
-----------------------                                     ------------
Bank Otzar Hachayil Ltd.                                    The Receiver
by Adv. R. Boblil



We hereby certify the aforementioned in clause 4 to this letter.



                    ( - )
        ----------------------------
           Nur Macroprinters Ltd.
        by attorney Adv. Amir Ivtzen.